UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

July 10, 2009
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On July 10, 2009, Forest Laboratories, Inc. and its wholly-owned subsidiary, Forest Laboratories Holdings Limited (collectively, "Forest"), entered into a Settlement Agreement with H. Lundbeck A/S ("Lundbeck"), Forest's licensor of the patent at issue, Sun Pharmaceutical Industries Limited and its affiliates ("Sun Pharma") and Caraco Pharmaceutical Laboratories, Ltd. ("Caraco"), regarding pending patent infringement disputes regarding U.S. Patent Re. No. 34,712, U.S. Patent No. 6,916,941, and U.S. Patent No. 7,420,069, which were licensed by Forest from Lundbeck on an exclusive basis in the United States.  These patents are listed in the U.S. Food and Drug Administration's Orange Book for Forest's LEXAPRO® brand escitalopram oxalate tablet products.

As consideration for the settlement,

1.
Forest and Lundbeck will provide licenses to Caraco for any patents related to LEXAPRO® with respect to the marketing of Caraco's generic version of the product as of the date that any third party generic that has properly received final approval from the FDA enters the market, other than an authorized generic or the first filer with Hatch-Waxman related exclusivity.

2.
Caraco will take over the commercialization and sale of several products from Forest's Inwood business and Caraco will pay Forest an advance against royalties and royalties on net sales of these products.

3.
In exchange for an upfront payment (and royalties but only if the technology is used), Sun Pharma will license to Lundbeck on a worldwide basis certain patent applications related to the synthesis of escitalopram and citalopram.

In addition, Forest and Lundbeck will reimburse certain of Caraco's legal costs in connection with these patent litigations.

The settlement terms are subject to review by the U.S. Federal Trade Commission.

The foregoing description of the settlement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which Forest intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2009, requesting confidential treatment for certain portions.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibit 99 Press release of Forest Laboratories, Inc. dated July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 15, 2009

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Senior Vice President - Finance and
Chief Financial Officer